Exhibit 99.1
Neurocrine Biosciences Reports First Quarter 2025 Financial Results
and Reaffirms 2025 Financial Guidance
INGREZZA® (valbenazine) First-Quarter 2025 Net Product Sales of $545 Million
and Reaffirms 2025 Net Product Sales Guidance of $2.5 - $2.6 Billion
CRENESSITYTM (crinecerfont) First-Quarter 2025 Net Product Sales of $14.5 Million
with 413 Total Patient Enrollment Start Forms
Initiated Phase 3 Registrational Programs for Osavampator in Major Depressive Disorder
and NBI-’568 in Schizophrenia to Position for Next Phase of Growth
SAN DIEGO, May 5, 2025 – Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced its financial results for the first quarter ended March 31, 2025, and reaffirms its 2025 financial guidance.
“We delivered a record number of new patient starts for INGREZZA, which is especially impressive given the typically challenging first quarter. This strong performance gives us good momentum heading into the rest of the year. We are reaffirming 2025 INGREZZA net sales guidance of $2.5 to $2.6 billion,” said Kyle W. Gano, Ph.D., Chief Executive Officer of Neurocrine Biosciences. “For CRENESSITY, we are encouraged by the initial launch and the positive receptivity among the congenital adrenal hyperplasia community. The combination of INGREZZA and CRENESSITY provides a solid foundation for near- and long-term revenue growth.”
“With registrational programs for osavampator and NBI-’568 ongoing, an advancing early-to-mid-stage pipeline, and a strong balance sheet, Neurocrine is well positioned to deliver sustained growth and innovation in neuroscience,” added Dr. Gano.
First-Quarter 2025 Net Product Sales Highlights
•INGREZZA first-quarter 2025 net product sales were $545 million, representing 8% growth compared to first quarter 2024.
•Year-over-year growth driven by underlying patient demand including record new patient starts and improved gross-to-net dynamics.
•Expanded formulary access for INGREZZA, significantly improving coverage to now include two-thirds of tardive dyskinesia and Huntington’s disease Medicare beneficiaries.
•CRENESSITY first-quarter 2025 net product sales were $14.5 million and included 413 total patient enrollment start forms reflecting strong initial patient demand with approximately 70% reimbursement coverage for dispensed scripts.
Recent Clinical and Corporate Developments
•Announced top-line data from a Phase 4 study, KINECT-PRO™, demonstrating clinically meaningful and sustained effects of INGREZZA capsules on the physical, social and emotional impacts experienced by patients living with tardive dyskinesia (TD), irrespective of TD severity or underlying psychiatric condition.

•Appointed Sanjay Keswani, M.D., as Chief Medical Officer (CMO) and member of the Company's executive management team effective June 2, 2025.
•Initiated two Phase 3 registrational programs, including:
◦Osavampator (formerly NBI-1065845 / TAK-653), a potential first-in-class AMPA positive allosteric modulator in development for patients with inadequate response to treatment of major depressive disorder (MDD).
◦NBI-1117568, an oral muscarinic M4 selective orthosteric agonist, as a potential treatment for adults with schizophrenia.
•Initiated Phase 1 clinical studies in healthy adult participants to evaluate the safety, tolerability, pharmacokinetics, and pharmacodynamics of the following investigational compounds:
◦NBI-921355, a selective inhibitor of voltage-gated sodium channels Nav1.2 and Nav1.6, in development for the potential treatment of certain types of epilepsy.
◦NBI-1140675, an oral, selective second-generation small molecule inhibitor of the vesicular monoamine transporter 2 (VMAT2), in development for the potential treatment of certain neurological and neuropsychiatric conditions.
First Quarter 2025 Financial Results

	Three Months Ended March 31,
(unaudited, in millions, except per share data)	2025	2024
Revenues:
INGREZZA Net Product Sales	$545.2	$506.0
CRENESSITY Net Product Sales	14.5	—
Other Revenues	12.9	9.3
Total Revenues	$572.6	$515.3

GAAP Research and Development (R&D)	$263.2	$159.4
Non-GAAP R&D	$240.2	$142.4

GAAP Selling, General, and Administrative (SG&A)	$276.5	$243.1
Non-GAAP SG&A	$245.3	$215.6

GAAP Net Income	$7.9	$43.4
GAAP Earnings Per Share – Diluted	$0.08	$0.42

Non-GAAP Net Income	$71.5	$124.8
Non-GAAP Earnings Per Share – Diluted	$0.70	$1.20

(unaudited, in millions)	March 31, 2025	December 31, 2024
Total Cash, Cash Equivalents, and Marketable Securities	$1,758.8	$1,815.6

•Differences in first quarter 2025 GAAP and Non-GAAP operating expenses compared with first quarter 2024 were driven by:
◦Increased R&D expense in support of an expanded and advancing pre-clinical and clinical portfolio including investments in osavampator in major depressive disorder (including $38 million development milestone to Takeda upon initiation of Phase 3 program in first quarter 2025) and muscarinic franchise.
◦Increased SG&A expense includes incremental investment in CRENESSITY related headcount and launch activities, and continued investment in INGREZZA, including the recent expansion of the psychiatry and long-term care sales teams in September 2024.
•First quarter 2025 GAAP net income and earnings per share were $8 million and $0.08, respectively, compared with $43 million and $0.42, respectively, for first quarter 2024
•First quarter 2025 Non-GAAP net income and earnings per share were $72 million and $0.70, respectively, compared with $125 million and $1.20, respectively, for first quarter 2024
•Differences in first quarter 2025 GAAP and Non-GAAP net income compared with first quarter 2024 were driven by:
◦Higher net product sales
◦Increased operating expenses to support expanding and advancing R&D portfolio, incremental investments for CRENESSITY launch activities and INGREZZA sales force expansion in September 2024
◦First quarter 2025 includes $45 million of development milestone included in R&D expense, primarily associated with the initiation of osavampator phase 3 program in MDD, compared with $6 million for first quarter 2024
◦First quarter 2025 includes a $31 million loss from changes in fair values of equity investments compared with a $2 million gain for first quarter 2024 (Non-GAAP adjustment)
◦First quarter 2024 includes $89 million charge associated with convertible senior notes election to settle outstanding principal and conversion premium in cash (Non-GAAP adjustment)
•On February 5, 2025, the Company completed the $300 million accelerated share repurchase that was initiated in November 2024
•On February 21, 2025, the Company announced a second share repurchase program to repurchase up to $500 million of outstanding common stock. As of March 31, 2025, the Company has repurchased $150 million of outstanding common stock and has $350 million remaining of the Board authorized share repurchase program.
•At March 31, 2025, the Company had cash, cash equivalents and marketable securities totaling approximately $1.8 billion
A reconciliation of GAAP to Non-GAAP financial results can be found in Table 3 and Table 4 at the end of this news release.

Reaffirmed Full Year 2025 Financial Guidance

	Range
(in millions)	Low	High
INGREZZA Net Product Sales [1]	$2,500	$2,600

GAAP R&D Expense [2]	$960	$1,010
Non-GAAP R&D Expense [2,3]	$890	$940

GAAP SG&A Expense [4]	$1,110	$1,130
Non-GAAP SG&A Expense [3,4]	$955	$975
1.INGREZZA sales guidance reflects expected net product sales of INGREZZA in tardive dyskinesia and chorea associated with Huntington’s disease.
2.R&D guidance reflects the continued advancement of the Company’s pre-clinical and clinical portfolio including the initiation of Phase 3 programs for osavampator in MDD and NBI-568 in schizophrenia. R&D guidance includes $60 million of expense for development milestones primarily in connection with collaborations with Takeda and Nxera that were achieved or deemed probable to achieve. Acquired in-process research and development expense is included in guidance once significant collaboration and licensing arrangements have been completed.
3.Non-GAAP guidance adjusted to exclude estimated non-cash stock-based compensation expense of $85 million in R&D and $115 million in SG&A and vacated legacy campus facility costs. Non-cash stock-based compensation expense for performance-based equity awards is included in guidance once the predefined performance-based criteria for vesting is achieved or deemed probable to achieve.
4.SG&A guidance range reflects expense for ongoing commercial initiatives supporting INGREZZA growth and the launch of CRENESSITY.
Conference Call and Webcast Today at 4:30 PM Eastern Time
Neurocrine Biosciences will hold a live conference call and webcast today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants can access the live conference call by dialing 800-245-3047 (US) or 203-518-9765 (International) using the conference ID: NBIX. The webcast and accompanying slides can also be accessed at approximately 4:30 p.m. Eastern Time on Neurocrine Biosciences’ website under Investors at www.neurocrine.com. A replay of the webcast will be available on the website approximately one hour after the conclusion of the event and will be archived for approximately one month.

About Neurocrine Biosciences
Neurocrine Biosciences is a neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neuropsychiatric, neurological, and neuroendocrine disorders. The company’s diverse portfolio includes U.S. FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington’s disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X and Facebook. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, and INGREZZA are registered trademarks of Neurocrine Biosciences, Inc. CRENESSITY is a trademark of Neurocrine Biosciences, Inc.
Non-GAAP Financial Measures
In addition to the financial results and financial guidance that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains the following Non-GAAP financial measures: Non-GAAP R&D expense, Non-GAAP SG&A expense, and Non-GAAP net income and net income per share. When preparing the Non-GAAP financial results and guidance, the Company excludes certain GAAP items that management does not consider to be normal, including recurring cash operating expenses that might not meet the definition of unusual or non-recurring items. In particular, these Non-GAAP financial measures exclude: non-cash stock-based compensation expense, charges associated with convertible senior notes, vacated legacy campus facility costs, net of sublease income, non-cash amortization expense related to acquired intangible assets, acquisition and integration costs, changes in fair value of equity investments, changes in foreign currency exchange rates and certain adjustments to income tax expense. These Non-GAAP financial measures are provided as a complement to results provided in accordance with GAAP as management believes these Non-GAAP financial measures help indicate underlying trends in the Company's business, are important in comparing current results with prior period results and provide additional information regarding the Company's financial position. Management also uses these Non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally and to manage the Company's business and evaluate its performance. The Company provides guidance regarding combined R&D and SG&A expenses on both a GAAP and a Non-GAAP basis. A reconciliation of these GAAP financial results to Non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to: the benefits to be derived from our products and product candidates; the value our products and/or our product candidates may bring to patients; the continued success of INGREZZA; successfully launching CRENESSITY; our financial and operating performance, including our future revenues, expenses, or profits; our collaborative partnerships; expected future clinical and regulatory milestones; and the timing of the initiation and/or completion of our clinical, regulatory, and other development activities and those of our collaboration partners. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements, include but are not limited to the following: risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general; risks and uncertainties associated with the commercialization of INGREZZA and CRENESSITY; risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; and other risks described in our periodic reports filed with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof other than as required by law.
###
Contact: Neurocrine Biosciences, Inc.
Tony Jewell (Media)
858-617-7578
media@neurocrine.com
Todd Tushla (Investors)
858-617-7143
ir@neurocrine.com

TABLE 1
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
Revenues:
Net product sales	$563.7	$509.0
Collaboration revenue	8.9	6.3
Total revenues	572.6	515.3
Operating expenses:
Cost of revenues	9.2	7.5
Research and development	263.2	159.4
Acquired in-process research and development	0.1	6.0
Selling, general, and administrative	276.5	243.1
Total operating expenses	549.0	416.0
Operating income	23.6	99.3
Other (expense) income:
Unrealized (loss) gain on equity investments	(30.6)	1.6
Charges associated with convertible senior notes	—	(88.7)
Investment income and other, net	21.7	22.3
Total other expense, net	(8.9)	(64.8)
Income before provision for income taxes	14.7	34.5
Provision for (benefit from) income taxes	6.8	(8.9)
Net income	$7.9	$43.4

Earnings per share, basic	$0.08	$0.43
Earnings per share, diluted	$0.08	$0.42

Weighted average common shares outstanding, basic	99.7	99.8
Weighted average common shares outstanding, diluted	102.5	103.6

TABLE 2
NEUROCRINE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	March 31, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$943.5	$1,076.1
Other current assets	694.4	648.6
Total current assets	1,637.9	1,724.7
Deferred tax assets	499.4	485.7
Marketable securities	815.3	739.5
Right-of-use assets	502.2	509.4
Equity investments	94.2	124.8
Property and equipment, net	87.0	82.6
Intangible assets, net	36.4	36.5
Other noncurrent assets	15.3	15.5
Total assets	$3,687.7	$3,718.7

Current liabilities	$522.9	$507.7
Noncurrent operating lease liabilities	447.5	455.1
Other noncurrent liabilities	181.6	166.2
Stockholders’ equity	2,535.7	2,589.7
Total liabilities and stockholders’ equity	$3,687.7	$3,718.7

TABLE 3
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2025	2024
GAAP net income [1]	$7.9	$43.4
Adjustments:
Stock-based compensation expense - R&D	23.0	17.0
Stock-based compensation expense - SG&A	29.8	27.5
Charges associated with convertible senior notes [2]	—	88.7
Vacated legacy campus facility costs, net of sublease income [3]	1.4	—
Non-cash amortization related to acquired intangible assets	1.0	0.9
Changes in fair values of equity investments [4]	30.6	(1.6)
Other	—	0.2
Income tax effect related to reconciling items [5]	(22.2)	(51.3)
Non-GAAP net income [1]	$71.5	$124.8

Diluted earnings per share:
GAAP	$0.08	$0.42
Non-GAAP	$0.70	$1.20
1. Three months ended March 31, 2025 and 2024 reflect $45.4 million and $6.1 million, respectively, of expense for development milestones achieved under collaborations. Three months ended March 31, 2025 and 2024 reflect $0.1 million and $6.0 million, respectively, of IPR&D expense related to payments of upfront fees in connection with collaborations.
2. Reflects charges associated with the settlement of convertible senior notes conversions.
3. Reflects impairment charges and other costs associated with our vacated legacy campus facilities, net of sublease income, as we transition to occupy our new campus facility.
4. Reflects periodic fluctuations in the fair values of equity investments.
5. Estimated income tax effect of Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance and adjustments to exclude tax benefits or expenses associated with charges associated with convertible senior notes and non-cash stock-based compensation.

TABLE 4
NEUROCRINE BIOSCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES
(unaudited)

	Three Months Ended March 31,
(in millions)	2025	2024
GAAP cost of revenues	$9.2	$7.5
Adjustments:
Non-cash amortization related to acquired intangible assets	1.0	0.9
Non-GAAP cost of revenues	$8.2	$6.6

	Three Months Ended March 31,
(in millions)	2025	2024
GAAP R&D	$263.2	$159.4
Adjustments:
Stock-based compensation expense	23.0	17.0
Non-GAAP R&D	$240.2	$142.4

	Three Months Ended March 31,
(in millions)	2025	2024
GAAP SG&A	$276.5	$243.1
Adjustments:
Stock-based compensation expense	29.8	27.5
Vacated legacy campus facility costs, net of sublease income	1.4	—
Non-GAAP SG&A	$245.3	$215.6

	Three Months Ended March 31,
(in millions)	2025	2024
GAAP other expense, net	$(8.9)	$(64.8)
Adjustments:
Charges associated with convertible senior notes	—	88.7
Changes in fair values of equity investments	30.6	(1.6)
Other	—	0.2
Non-GAAP other income, net	$21.7	$22.5